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EXHIBIT 10.64

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 17, 2005, by and between EMRISE CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 205, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 4.9.(b), (c) and (d) are hereby deleted in their entirety, and the following substituted therefor:

                           "(b) Tangible Net Worth not less than $12,000,000.00
                  as of each fiscal quarter end, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

                           (c) Total Liabilities divided by Tangible Net Worth
                  not greater than 1.75 to 1.0 as of each fiscal quarter end, with "Total Liabilities" defined as the aggregate of current liabilities and noncurrent liabilities less subordinated debt, and with "Tangible Net Worth" as defined above.

                           (d) Net profit after taxes greater than $500,000.00,
                  determined as of each fiscal quarter end on a rolling four-quarter basis; provided, however, that for purposes of such calculation of net profit after taxes, Borrower may not sustain net loss after tax in any two consecutive fiscal quarters and no fiscal quarter losses to exceed $300,000.00."

         2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

EMRISE CORPORATION                           WELLS FARGO BANK,
                                             NATIONAL ASSOCIATION

By: /s/ RANDOLPH D. FOOTE                    By: /s/ JOSEPH HOPPER
    ------------------------------               -------------------------------
    Randolph D. Foote                            Joseph Hopper
    Vice President